                                                                    EXHIBIT 10.5

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT dated as of March 5, 1997 (the "Agreement"), is entered into between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation ("IRC"), having a place of business located at 5935 Darwin Court, Carlsbad, California 92008, and UROGEN CORP., a Delaware corporation ("UroGen"), having a place of business located at 3099 Science Park Road, San Diego, California 92121.

                             W I T N E S S E T H :

     WHEREAS, IRC has rights under the Regents License Agreement (as defined below) in a certain invention, generally characterized as "Tumor Sensitization by Gene Therapy," created in the course of research at the University of California, Los Angeles by William McBride.

     WHEREAS, UroGen desires to obtain an exclusive license under IRC's rights in such invention to develop and commercialize Licensed Products (as defined below) for use in the field of tumors of the urogenital system, excluding the ovaries.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For purposes of the Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

     1.1 "Affiliate" shall mean, with respect to any Person, any other Person
          ---------
which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2 "FDA" shall mean the United States Food and Drug Administration, or the
          ---
successor thereto.

     1.3 "Field" shall mean the prevention and treatment of tumors of the
          -----
urogenital system, excluding the ovaries, in humans.

     1.4 "First Commercial Sale" shall mean, with respect to any Licensed
          ---------------------
Product, the first sale for use or consumption by the general public of such Licensed Product; and with respect to any Licensed Method, the first practice of a procedure utilizing such Licensed Method on a patient from the general public.

     1.5 "Licensed Method" shall mean any process or method which is claimed in
          ---------------
the Licensed Patent Rights or whose use or practice would constitute an infringement of any claim within the Licensed Patent Rights.

     1.6 "Licensed Patent Rights" shall mean (a) all patent applications listed
          ----------------------
on Appendix A hereto and all foreign counterparts thereto which are owned by or licensed to IRC; (b) all patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part (but excluding any continuation-in-part application except to the extent that any continuation-in-part has claims directed to subject matter enabled and described in the patent applications and patents described above), reissues, renewals, extensions or additions to any such patent applications and patents; all to the extent and only to the extent that IRC has the right to grant licenses, immunities or other rights thereunder as of the date of the Agreement.

     1.7 "Licensed Product" shall mean any article, composition, apparatus,
          ----------------
substance, chemical or other material (a) which is claimed in the Licensed Patent Rights, or (b) the manufacture, use or sale of which would constitute an infringement of any claim within the Licensed Patent Rights, or (c) which is made, used or sold by, utilizing or practicing a Licensed Method.

     1.8 "Net Sales" shall mean, with respect to any Licensed Method, the
          ---------
invoiced price for performing a procedure utilizing such Licensed Method; and with respect to any Licensed Product, the invoiced sales price of such Licensed Product in final form, billed to independent customers who are not Affiliates, less to the extent included in the invoiced sales price, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for spoiled, damaged, out-dated, rejected or returned Licensed Product; (b) actual freight and insurance costs incurred in transporting such Licensed Product to such customers; (c) cash, quantity and trade discounts, rebates and other price reduction programs; (d) sales, use, value-added and other direct taxes incurred; and (e) customs, duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Licensed Product.

     1.9 "Person" shall mean an individual, corporation, partnership, limited
          ------
liability company, trust, business trust, association joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.10 "Royalty Term" shall mean, with respect to each Licensed Product or
           ------------
Licensed Method in each country, the term for which a Valid Patent Claim remains in effect and would, if in an issued patent, be infringed by the manufacture, use or sale of such Licensed Product or the practice of a Licensed Method in such country but for the license granted by the Agreement.

     1.11 "The Regents" shall mean The Regents of the University of California,
           -----------
a California nonprofit corporation.

     1.12 "The Regents License Aqreement" shall mean the License Agreement
           -----------------------------
effective March 21, 1996, between The Regents and IRC (as the same may be amended or restated from time to time).

     1.13 "Third Party" shall mean any Person other than IRC, UroGen and their
           -----------
respective Affiliates.

     1.14 "Valid Patent Claim" shall mean either (a) a claim of an issued and
           ------------------
unexpired patent included within the Licensed Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Licensed Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Each party hereby represents and warrants to the other party as follows:

     2.1 Corporate Existence and Power. Such party (a) is a corporation duly
         -----------------------------
organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

     2.2 Authorization and Enforcement of Obligations. Such party (a) has the
         --------------------------------------------
corporate power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     2.3 No Consents. All necessary consents, approvals and authorizations of
         -----------
all governmental authorities and other Persons required to be obtained by such party in connection with the Agreement have been obtained.

     2.4 No Conflict. The execution and delivery of the Agreement and the
         -----------
performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

     2.5 The Regents License Agreement. IRC hereby represents and warrants to
         -----------------------------
UroGen as follows:

         2.5.1 IRC has the lawful right to grant the rights granted to UroGen under this Agreement.

         2.5.2 The Regents License Agreement is in full force and effect as of the Effective Date and IRC has not received any notice of termination from The Regents under The Regents License Agreement.

         2.5.3 IRC shall not terminate The Regents License Agreement during the term of this Agreement without the express written consent of UroGen. IRC shall notify UroGen within five (5) days of its receipt of any termination notices from The Regents of The Regents License Agreement. IRC agrees that should IRC receive a notice from The Regents of default under The Regents License Agreement for failure to timely pay any amounts due, IRC shall notify UroGen and, if IRC has not already cured any such default, UroGen at its option may cure any such default on IRC's behalf by paying any delinquencies.

         2.5.4 IRC shall inform UroGen in advance of any renegotiation of The Regents License Agreement. IRC shall promptly provide UroGen with a copy of any modification of The Regents License Agreement.

                                   ARTICLE 3

                                 LICENSE GRANT
                                 -------------

     3.1 Licensed Patent Rights. On the terms and conditions of the Agreement,
         ----------------------
IRC hereby grants to UroGen an exclusive license (with the right to grant sublicenses) under the Licensed Patent Rights, in jurisdictions where Licensed Patent Rights exist, (a) to make, have made and use Licensed Products in the Field, (b) to sell and offer to sell Licensed Products for use in the Field, and
(c) to practice Licensed Methods in the Field. UroGen acknowledges that the Agreement is subject to the rights of The Regents under, and subject to the conditions of, The Regents License Agreement, and IRC acknowledges that IRC retains all obligations owing to The Regents except as expressly provided otherwise in the Agreement.

     3.2 Sublicenses. UroGen shall deliver a copy of each sublicense (with any
         -----------
confidential information redacted) under the Agreement to IRC promptly after execution of the same. Each sublicense shall be subject to the terms and conditions of the Agreement and The Regents License Agreement.

     3.3 Export Control Laws. UroGen shall observe all applicable United States
         -------------------
and foreign laws with respect to the transfer of Licensed Products, Licensed Methods and related technical data to foreign countries, including the International Traffic in Arms Regulations and the Export Administration Regulations.

     3.4 Preference for United States Industry. Because the Agreement grants an
         -------------------------------------
exclusive right to a particular use of the invention described in the recitals hereto, UroGen shall manufacture Licensed Products in the United States to the extent required by 35 U.S.C. (S)(S)201-212.

     3.5 Technical Assistance and Materials. IRC shall provide UroGen with such
         ----------------------------------
technical assistance as UroGen reasonably requests, and IRC reasonably agrees to provide, regarding UroGen's exercise of the Licensed Patent Rights. IRC shall provide UroGen with one IL-3 transfected fibroblast cell line, and such reasonable sample quantities of such other research materials as UroGen reasonably requests and IRC agrees to provide, regarding the Licensed Patent Rights. Upon receipt of one such IL-3 transfected fibroblast cell line, in consideration therefor, UroGen shall pay to IRC the sum of $20,000 in cash or by cancellation of indebtedness of IRC owing to UroGen. IRC agrees to arrange to have one such IL-3 transfected fibroblast cell line certified for use in human clinical trials under all applicable FDA regulations and to bear all expenses of such certification.

                                   ARTICLE 4

                          ROYALTIES AND MILESTONE FEE
                          ---------------------------

     4.1  Royalties.
          ---------

          4.1.1 In consideration for the license granted to UroGen herein, during the Royalty Term, UroGen shall pay to IRC royalties equal to ten percent (10%) of Net Sales of Licensed Products and Licensed Methods by UroGen, its Affiliates and sublicensees. IRC shall be solely responsible for paying all royalties, if any, owing to The Regents under The Regents License Agreement on the sale of Licensed Products and Licensed Methods by UroGen, its Affiliates and sublicensees.

          4.1.2 Upon the payment by UroGen to IRC of the non-refundable, non-creditable fee (the "Royalty Offset Fee") in the amount of two hundred fifty thousand dollars ($250,000), UroGen shall have the following right: With respect to any Licensed Product or Licensed Method in any country, if UroGen is required to pay royalties to any Third Party upon the sale of a Licensed Product or Licensed Method which is validly claimed by an issued patent or pending patent application of such Third Party licensed to UroGen in such country, then UroGen shall have the right to offset one-half (1/2) of such Third Party royalties which are based on sales of such Licensed Product or Licensed Method in such country invoiced after the payment in full of the Royalty Offset Fee against the royalties owing to IRC under Section 4.1.1 above with respect to sales of such Licensed Product or Licensed Method in such country; provided, however, that
                                                     --------  -------
UroGen shall not reduce the royalties paid to IRC under Section 4.1.1 above, with respect to sales of such Licensed Product or Licensed Method in such country, to less than six percent (6%) of Net Sales of such Licensed Product or Licensed Method in such country. Notwithstanding anything to the contrary in the Agreement, UroGen shall have no right under this Section 4.1.2 to offset any amount against the royalties owing to IRC under Section 4.1.1 above unless and until the payment in full to IRC of the Royalty Offset Fee.

     4.2 Milestone Fee. Upon receipt of the required marketing and pricing
         -------------
approval from the FDA (or from the governing health authority of any other country) to sell the first Licensed Product or Licensed Method for use in the Field, pay to IRC the amount of two hundred thousand dollars ($200,000) in cash, which amount shall be creditable against future royalties as set forth in
Section 4.3 below.

     4.3 Royalty Credit. UroGen shall have the right to credit the aggregate
         --------------
amount of the payments to IRC under Section 4.2 above (if any) against up to one-half (1/2) the amount of the royalties owing to IRC under Section 4.1 for each calendar quarter until a credit has been taken in the aggregate amount of such cash payments.

                                   ARTICLE 5

                        ROYALTY REPORTS AND ACCOUNTING
                        ------------------------------

     5.1  Reports, Exchange Rates. During the term of the Agreement following
          -----------------------
the First Commercial Sale of a Licensed Product or Licensed Method, UroGen shall furnish to IRC a quarterly written report showing in reasonably specific detail, on a country by country basis, (a) the gross sales of each Licensed Product or Licensed Method sold by UroGen, its Affiliates and its sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of each Licensed Product or Licensed Method; (c) the withholding taxes, if any, required by law to be deducted in respect of such sales; (d) the date of the First Commercial Sales of each Licensed Product or Licensed Method in each country during the reporting period; (e) the exchange rates used in determining the amount of United States dollars; and (f) the number of jobs created or maintained to support further development, manufacture, sales and service of Licensed Products or the practice of Licensed Methods. With respect to sales of Licensed Products and Licensed Methods invoiced in United States dollars, the gross sales, Net Sales, and royalties payable shall be expressed in United States dollars. With respect to sales of Licensed Products and Licensed Methods invoiced in a currency other than United States dollars, the gross sales, Net Sales and royalties payable shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of the royalty payable, calculated using the average closing buying rate for such currency quoted in the continental terms method of quoting exchange rates (local currency per US$1) by Bank of America NT&SA in London, England on each of the last business day of each month in the quarter prior to the date of payment. Reports shall be due on the forty fifth
(45th) day following the close of each quarter. UroGen shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

     5.2  Audits.
          ------

          5.2.1 Upon the written request of IRC and not more than once in each calendar year, UroGen shall permit an independent certified public accounting firm of nationally recognized standing, selected by IRC and reasonably acceptable to UroGen, at IRC's expense, to have access during normal business hours to such of the records of UroGen as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than forty-eight (48) months prior to the date of such request. The accounting firm shall disclose to IRC only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

          5.2.2 If such accounting firm concludes that additional royalties were owed during such period, UroGen shall pay the additional royalties within thirty
(30) days of the date IRC delivers to UroGen such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by IRC; provided, however, if the audit discloses that the royalties payable by
     --------  -------
UroGen for the audited period are more than one hundred five percent (105%) of the royalties actually paid for such period, then UroGen shall pay the reasonable fees and expenses charged by such accounting firm.

          5.2.3 UroGen shall include in each sublicense granted by it pursuant to the Agreement a provision requiring the sub-licensee to make reports to UroGen, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by IRC's independent accountant to the same extent required of UroGen under the Agreement.

     5.3 Confidential Financial Information. IRC shall treat all financial
         ----------------------------------
information subject to review under this Article 5 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

                                   ARTICLE 6

                                   PAYMENTS
                                   --------

     6.1 Payment Terms. Royalties shown to have accrued by each royalty report
         -------------
provided for under Article 5 above shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

     6.2 Payment Method. Except as provided in this Section 6.2, all payments by
         --------------
UroGen to IRC under the Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as IRC shall designate before such payment is due.

     6.3 Exchange Control. If at any time legal restrictions prevent the prompt
         ----------------
remittance of part or all royalties with respect to any country where the Licensed Product or Licensed Method is sold, payment shall be made through such lawful means or methods as IRC reasonably shall determine.

     6.4 Withholding Taxes. All amounts owing from UroGen to IRC under the
         -----------------
Agreement are net amounts, and shall be grossed-up to account for any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than (a) United States taxes and (b) taxes imposed solely by reason of IRC having a permanent establishment in any other country or IRC otherwise being subject to taxation by such country (except solely by reason of the license granted under the Agreement).

                                   ARTICLE 7

                     RESEARCH AND DEVELOPMENT OBLIGATIONS
                     ------------------------------------

     7.1  Research and Development Efforts.
          --------------------------------

          7.1.1 UroGen shall use its commercially reasonable efforts (a) to conduct research, development and preclinical and human clinical trials as necessary or desirable to obtain all regulatory approvals to manufacture and market Licensed Products and practice Licensed Methods for use in the Field, (b) to obtain necessary approval to market Licensed Products and practice Licensed Methods for use in the Field in the United States and in such other countries as UroGen determines to be commercially feasible, (c) to commence marketing as soon as reasonably practicable after approval, and market, Licensed Products for use in the Field, and (d) to market such Licensed Products and practice Licensed Methods in sufficient quantities to meet the reasonably foreseeable market demands therefor.

          7.1.2 On or before March 21, 1997, UroGen shall submit to IRC a research and development plan with diligence milestones, in form and content reasonably acceptable to IRC, for the commercialization of Licensed Products. IRC shall not unreasonably withhold such approval. Upon receiving the approval of IRC, the diligence milestones pertaining to the Field will be automatically incorporated into this Section 7.1.2 by this reference. In the event UroGen fails to materially perform its obligations under this Section 7.1, IRC has the right and option to terminate this Agreement. To exercise this right to terminate the Agreement, IRC must give UroGen written notice of UroGen's deficiency in achieving the diligence milestones. UroGen thereafter has ninety
(90) days to cure the deficiency, or to submit for approval by IRC, which approval will not be unreasonably withheld, a plan to cure such deficiency as soon as is feasible (if such deficiency cannot be cured within ninety (90) days). If IRC does not receive within the ninety (90) days either satisfactory tangible evidence that UroGen has cured the deficiency or a written plan for curing the deficiency, then IRC may, at its option, terminate this Agreement by giving written notice to UroGen.

          7.1.3 Within ninety (90) days after the date of the Agreement, UroGen shall enter into an agreement with Sidney Kimmell Cancer Center ("SKCC") to conduct certain research and clinical development in the field of prostate cancer (pursuant to a research plan and clinical trial protocol reasonably acceptable to both parties. The parties each acknowledge that such plan will allow for certain activities to be performed outside of SKCC. UroGen shall expend not less than one hundred thirty thousand dollars ($130,000) funding the work described in the plan, including but not limited to funds paid to SKCC.

     7.2 Research and Development Costs. UroGen, at its sole expense, shall fund
         ------------------------------
the costs of all research, development, preclinical and clinical trials, regulatory approval and commercialization of the Licensed Products and Licensed Methods, except for the costs of cell line certification described in Section
3.5 and except to the extent UroGen arranges for Third Parties to share such expenses.

     7.3 Records. UroGen shall maintain records, in sufficient detail and in
         -------
good scientific manner, which shall reflect all work done and results achieved in the performance of its research and development regarding the Licensed Patent Rights, the Licensed Products and Licensed Methods.

     7.4 Reports. On or before each January 20 and July 20 during the terms of
         -------
the Agreement, UroGen shall prepare and deliver to IRC a semiannual written report which shall describe, in reasonably sufficient detail, (a) the research performed to date employing the Licensed Patent Rights and the key scientific discoveries thereunder, (b) the progress of the development, and testing of Licensed Products and Licensed Methods in clinical trials, (c) the status of obtaining the necessary approvals to market Licensed Products and practice Licensed Methods, (d) the work in progress, (e) current schedule of anticipated events and milestones, (f) the market plans for introduction of Licensed Products and Licensed Methods (for Licensed Products and Licensed Methods in clinical development), and (g) the dollar value of the resources spent, and the number of jobs created or maintained, in the research employing the Licensed Patent Rights and in the development and testing of Licensed Products and Licensed Methods. IRC shall use such reports and the information contained therein only for the purpose of complying with The Regents License Agreement and monitoring UroGen's compliance with the Agreement, and not in connection with any IRC research, development or commercialization programs.

                                   ARTICLE 8

                     INFRINGEMENT ACTIONS BY THIRD PARTIES
                     -------------------------------------

     If UroGen, or any of its Affiliates, sublicensees or customers shall be sued by a Third Party for infringement of a Third Party's patent because of the manufacture, use or sale of Licensed Products or practice of Licensed Methods, UroGen shall promptly notify IRC in writing of the institution of such suit. If the alleged infringing process, method or composition is claimed under the Licensed Patent Rights, IRC shall have the right, in its sole discretion, to control the defense of such suit at its own expense, in which event UroGen shall have the right to be represented by advisory counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to IRC all evidence and assistance in its control. If IRC does not elect within thirty (30) days after such notice to so control the defense of such suit, UroGen may undertake such control at its own expense, and IRC shall then have the right to be represented by advisory counsel of its own selection, at its own expense, and IRC shall cooperate fully in the defense of such suit and furnish to UroGen all evidence and assistance in IRC's control. The party controlling the suit may not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling party without the express written consent of the non-controlling party. Any judgments, settlements or damages (except for royalties based on future sales of Licensed Products or Licensed Methods) payable with respect to legal proceedings covered by this Article 8 shall be paid by the party which controls the litigation.

     If IRC, or any of its Affiliates, licensees (other than UroGen) or customers, is sued by a Third Party who alleges that such entity's manufacture, use or sale of any process, method or composition claimed in the Licensed Patent Rights infringes a Third Party's patent, IRC shall notify UroGen promptly in writing. IRC and its Affiliates may not settle a suit or otherwise consent to an adverse judgment in such a suit that diminishes the rights or interests of UroGen without the express written consent of UroGen.

                                   ARTICLE 9

                                CONFIDENTIALITY
                                ---------------

     9.1 Confidential Information. During the term of the Agreement, and for a
         ------------------------
period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees,
(sub)licensees, permitted assignees and agents, consultants, clinical investigators, contractors or potential or actual investors, to the extent such disclosure is reasonably necessary in connection with such party's financing activities or business activities expressly authorized by the Agreement. To the extent that disclosure is authorized by the Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by the Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

     9.2 Permitted Disclosures. The confidentiality obligations contained in
         ---------------------
Section 9.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or
(ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Licensed Product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; or (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to the Agreement and not under a duty of confidentiality to the other party.

     9.3 Terms of the Agreement. Except as otherwise provided in Section 9.2
         ----------------------
above, IRC and UroGen shall not disclose any terms or conditions of the Agreement to any Third Party without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of the Agreement, UroGen and IRC shall agree upon the substance of information that can be used to describe the terms of this transaction, and UroGen and IRC may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

                                  ARTICLE 10

                                    PATENTS
                                    -------

     10.1 Patent Prosecution and Maintenance. Subject to the rights of The
          ----------------------------------
Regents, IRC shall be responsible for and shall control, at its sole expense, the preparation, filing, prosecution and maintenance of all patents and patent applications related to the Licensed Patent Rights. IRC shall supply UroGen with a copy of such patent application as filed, together with notice of its filing date and serial number. IRC shall make a reasonable effort to keep UroGen informed of major events regarding the prosecution of those patent applications relating to the Licensed Patent Rights for which IRC has documentation. Upon the written request of UroGen and not more than twice each calendar year, IRC shall give UroGen the opportunity, upon reasonable notice during normal business hours and at UroGen's sole expense, to review and to make copies of all office actions, correspondence and other materials received from The Regents regarding the preparation, filing, prosecution and maintenance of the Licensed Patent Rights, provided that all such office actions, correspondence and other materials shall constitute Confidential Information of IRC pursuant to Article 9 above. UroGen shall cooperate with IRC, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 10.1.

     10.2 Notification of Infringement. Each party shall notify the other party
          ----------------------------
of any infringement of any Licensed Patent Rights in the Field known to such party and shall provide the other party with the available evidence, if any, of such infringement.

     10.3 Enforcement of Patent Rights. Subject to the rights of The Regents,
          ----------------------------
IRC, at its sole expense, shall have the right to determine the appropriate course of action to enforce Licensed Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Licensed Patent Rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to Licensed Patent Rights, and shall consider, in good faith, the interests of UroGen in so doing. If IRC does not, within one hundred twenty (120) days of receipt of notice from UroGen, abate the infringement in the Field or file suit to enforce the Licensed Patent Rights against at least one infringing party in the Field, UroGen shall have the right to take whatever action it deems appropriate to enforce the Licensed Patent Rights in the Field; provided, however, that, within thirty (30) days after
                     -----------------
receipt of notice of UroGen's intent to file such suit, IRC shall have the right to jointly prosecute such suit and to fund up to one-half (1/2) the costs of such suit. The party controlling any such enforcement action shall not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the non-controlling party without the prior written consent of the other party. All monies recovered upon the final judgment or settlement of any such suit to enforce the Licensed Patent Rights shall be shared, after reimbursement of expenses, by IRC and UroGen pro rata
                                                                    --- ----
according to the respective percentages of costs borne by each in such suit. Notwithstanding the foregoing, IRC and UroGen shall fully cooperate with each other in the planning and execution of any action to enforce the Licensed Patent Rights.

                                  ARTICLE 11

                                  TERMINATION
                                  -----------

     11.1 Expiration. Subject to the provisions of Sections 11.2 and 11.3 below,
          ----------
the Agreement shall expire on the expiration of UroGen's obligation to pay royalties to IRC under Section 4.1 above.

     11.2 Termination by UroGen. UroGen may terminate the Agreement or all of
          ---------------------
its rights and obligations with respect to any particular Licensed Patent Rights, in its sole discretion, upon thirty (30) days prior written notice to IRC.

     11.3 Termination for Cause. Except as otherwise provided in Article 13,
          ---------------------
either party may terminate the Agreement upon the material breach of the Agreement by the other party if the other party has not cured such breach within ninety (90) days after notice thereof by the non-breaching party. The provisions of Section 7.1.2, and not this Section 11.3, will apply to termination for lack of diligence.

     11.4 Effect of Expiration or Termination. Expiration or termination of the
          -----------------------------------
Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 9, 10 and 12 shall survive the expiration or termination of the Agreement.

                                  ARTICLE 12

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     12.1 Indemnification. UroGen shall indemnify and hold IRC and The Regents
          ---------------
harmless from all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs, incurred by IRC in connection with any Third Party claim, demand, action or other proceeding arising out of or relating to personal injury (including death) or property damage resulting from the development, manufacture, use or sale of Licensed Products or the practice of Licensed Methods by Urogen, its Affiliates or sublicensees pursuant to this Agreement.

     12.2 Insurance. UroGen shall maintain liability insurance including product
          ---------
liability insurance with respect to the research, development, manufacture and sales of Licensed Products, and the practice of Licensed Methods, by UroGen in such amount as UroGen customarily maintains with respect to the research, development, manufacture and sales of its other products and the practice of its other procedures on human subjects. UroGen shall maintain such insurance for so long as it continues to research, develop, manufacture or sell any Licensed Products or to practice any Licensed Methods, and thereafter for so long as UroGen maintains insurance for itself covering such research, development, manufacture or sales. Without limiting the generality of the foregoing, UroGen shall obtain, keep in force and maintain comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

     Each occurrence                                 $1,000,000
     Products/completed operation aggregate          $5,000,000
     Personal and advertising injury                 $1,000,000
     General aggregate-commercial form only          $5,000,000

UroGen is not required to insure its activities pertaining to the products' liability risks until it begins to use Licensed Products or to practice any Licensed Methods in human subjects. UroGen shall (a) provide IRC with certificates of insurance evidencing compliance with all such requirements, (b) provide for 30-day advance written notice to IRC and The Regents of any modification, (c) indicate that IRC and The Regents are endorsed as insureds under the coverages described above, and (d) include a provision that the coverages shall be primary and shall not participate with nor shall be excess over any valid and collective insurance or program of self-insurance carried or maintained by IRC or The Regents.

                                  ARTICLE 13

                                 FORCE MAJEURE
                                 -------------

     Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

                                  ARTICLE 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Notices. Any consent, notice or report required or permitted to be
          -------
given or made under the Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in the Agreement) shall be effective upon receipt by the addressee.

     If to IRC:        The Immune Response Corporation
                       5935 Darwin Court
                       Carlsbad, California 92008
                       Attention: Dennis J. Carlo, Ph.D.

     with a copy to:     Pillsbury Madison & Sutro LLP
                         235 Montgomery Street, 15th Floor
                         San Francisco, California 94104
                         Attention: Thomas E. Sparks, Jr.

     If to UroGen:       UroGen Corp.
                         3099 Science Park Road
                         San Diego, California 92121
                         Attention: Paul Quadros

     14.2 Governing Law. The Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     14.3 Assignment. Neither party shall assign its rights or obligations under
          ----------
the Agreement, in whole or in part, without the prior written consent of the other party. The consent of the nonassigning party will not be required if the assignment is in conjunction with the transfer of all or substantially all of the business of the assigning party to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction.

     14.4 Waivers and Amendments. No change, modification, extension,
          ----------------------
termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     14.5 Entire Agreement. The Agreement embodies the entire agreement between
          ----------------
the parties and supersedes any prior representations, agreements and understandings between them regarding the subject matter hereof. There are no representations, agreements or understandings, oral or written, between the parties regarding the subject matter hereof which are not fully expressed herein.

     14.6 Severability. Any of the provisions of the Agreement which are
          ------------
determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of the Agreement in any other jurisdiction.

     14.7 Waiver. The waiver by either party hereto of any right hereunder or
          ------
the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     14.8 Counterparts. The Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.

                                        THE IMMUNE RESPONSE CORPORATION


                                        By /s/ [SIGNATURE ILLEGIBLE]
                                           --------------------------------
                                        Title  VP, R & D; CSO
                                             ------------------------------

                                        UROGEN CORP.


                                        By /s/ [SIGNATURE ILLEGIBLE]
                                           --------------------------------
                                        Title  Chairman, CFO
                                             ------------------------------

                                  APPENDIX A

                            LICENSED PATENT RIGHTS
                            ----------------------

                               [TO BE COMPLETED]

                                   EXHIBIT A


       Mcbride patent List (U.S. & PORTION)

Printed on: 03/08/97                         Page 1
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01932

TITLE   COUNTRY   DOCKET   FILED   SERIAL  ISSUED  PATENTS  ???  PARENT  STATUS
                                    POUND           POUND
--------------------------------------------------------------------------------

TUMOR RADIOSENSITIZATION USING GENE THERAPY

      US  P-UL 1932        02/02/96  08/597,524             ???          PENDING

      No  FP-UL 2407       01/31/97  ????/01???         PCT P-UL 1932    PENDING

--------------------------------------------------------------------------------


             Re:  New International Patent Application
             Entitled:   COMBINED RADIOTHERAPY AND
                         IMMUNOTHERAPY TO TREAT
                         CANCER
             Applicant: The Regents of the University of California Date Filed: 31 January 1997
             Your File:  LA96-069-01
             Our Docket: FP-UL 2407
             ____________________________________________________

        Re:  United States Patent Application No.:08/597,524
             Entitled:   TUMOR RADIOSENSITIZATION USING
                         GENE THERAPY
             Inventor:   William H. McBride
             Filed:      February 2, 1996
             Our Docket: P-UL 1932
             ____________________________________________________